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                                ECOSCIENCE CORPORATION
                                      EXHIBIT 21
                            SUBSIDIARIES OF THE REGISTRANT
                                    JUNE 30, 1996


   Legal Name of Subsidiary                 State/Providence of Incorporation
 ----------------------------               ---------------------------------
   Agro Dynamics, Inc.                                Delaware
   Agro Dynamics Canada Inc.                          Ontario
   EcoScience Produce Systems Corp.                   Delaware